Exhibit j 1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A for MainStay VP Funds Trust of our report dated February 21, 2014, relating to the financial statements and financial highlights which appears in the December 31, 2013 Annual Report of MainStay VP Funds Trust, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

New York, New York
April 10, 2013

      PricewaterhouseCoopers LLP, PricewaterhouseCoopers Center, 300 Madison Avenue, New York, NY 10017

      T: (646) 471 3000, F: (813) 286 6000, www.pwc.com/us